UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-129321 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301
Denver, CO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information in Item 3.02 below, is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On December 7, 2006, Gold Resource Corporation (the “Company”) completed a private placement and sold a total of 4,322,000 shares of its common stock to investors in a transaction that was not registered under the Securities Act of 1933 (“Securities Act”). The shares were sold pursuant to a subscription agreement with each purchaser. The subscription agreement summarized the offering, contained customary representations and warranties by the subscriber and contained a registration rights provision in favor of the purchaser. Each share was sold for $1.20 per share for aggregate proceeds of $5,186,400. The Company received proceeds of $4,927,080, net of finder’s fees.

Pursuant to the registration rights provision in the subscription agreement, the Company agreed to use its commercially reasonable efforts to cause the shares to be registered for resale with the Securities and Exchange Commission (“SEC”) as promptly as practical after the closing of the transaction and to pay the costs associated with such registration. If the Company is unable to have a registration statement registering these shares for resale declared effective on or before June 7, 2007, the Company will be required to issue additional shares of common stock equal to 10% of the shares sold to each investor in the private placement as liquidated damages.

In connection with the offering, the Company agreed to pay a finder’s fee equal to 5% of the gross proceeds in cash and issue shares of the Company’s common stock equal to 6% of the number of shares sold. Pursuant to this agreement, the Company paid $259,320 and issued 259,320 shares of stock to two finders.

The shares were sold by the Company in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D and in transactions that did not require registration pursuant to Rule 903 of Regulation S. Each investor in the U.S. was an “accredited investor” within the meaning of Rule 501. Further, the Company did not engage in any general solicitation or advertising in connection with the offering and exercised reasonable care in connection with the offering to ensure that the purchasers were not underwriters, including the placement of legends restricting transfer on certificates representing the securities. The remainder of the shares were sold to persons who were not in the U.S. and were not “U.S. persons” as defined in Rule 902 of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the offering and placed legends on stock certificates restricting transfer in accordance with Regulation S.

The descriptions in this report of contracts, agreements or other arrangements to which the Company is party are summaries only and are not necessarily complete. Reference is made to the complete text of each such document, filed as an exhibit or incorporated by reference herein. See Item 9.01, Financial Statements and Exhibits, below.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Form of Subscription Agreement between the Registrant and each investor.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company's prospectus and reports filed with the SEC, the results of its continuing exploration program, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION (Registrant)

Date: December 11, 2006	By: /s/ William W. Reid
Name: William W. Reid Title: President

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Form of Subscription Agreement between the Registrant and each investor.